UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2020 (June 9, 2020)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)
300 First Stamford Place, 5th Floor
Stamford, CT 06902
(Address of principal executive offices, including zip code)
(Registrant’s telephone number, including area code):(203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EGLE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 9, 2020, Eagle Bulk Ultraco LLC ("Ultraco"), a wholly-owned subsidiary of Eagle Bulk Shipping Inc. (the "Company"), entered into the Third Amendment (the "Third Amendment") to the Credit Agreement (as amended from time to time, the "Credit Agreement"), by and among Ultraco, as borrower, certain wholly-owned vessel-owning subsidiaries of Ultraco, as guarantors, the lenders thereunder (the "Lenders"), ABN AMRO Capital USA LLC, as facility agent and security trustee for the Lenders, ABN AMRO Capital USA LLC, Credit Agricole Corporate and Investment Bank, Skandinaviska Enskilda Banken AB, DNB Bank ASA, and Danish Ship Finance, as mandated lead arrangers, and ABN AMRO Capital USA LLC, as arranger and bookrunner.

The Third Amendment increased the commitments by $22.6 million pursuant to Section 2.21 of the Credit Agreement (the "Second Incremental Borrowings"). In connection with the Third Amendment, a fee of $0.4 million was paid to the Lenders.

The incremental amount of the facility is secured by two Ultramaxes already owned by the Company, the M/V Hong Kong Eagle and the M/V Santos Eagle. Pursuant to the Third Amendment, the Company drew down $22.6 million. As of June 9, 2020, the total debt outstanding under the Credit Agreement, excluding the amounts outstanding under the revolving credit facility, is $182.1 million. Ultraco must repay the aggregate principal amount of the Second Incremental Borrowings in (i) fifteen consecutive quarterly principal repayment installments of an amount equal to $512,500 beginning on July 27, 2020 and occurring every 90 days thereafter and (ii) a final balloon payment in an amount equal to the aggregate principal amount of the Second Incremental Borrowings on January 25, 2024, the maturity date of the Credit Agreement.

The description of the Third Amendment is qualified in its entirety by reference to the text of the Third Amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 above is incorporated herein by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

On June 15, 2020, the Company issued a press release announcing the Third Amendment as described above in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1
Third Amendment, dated June 9, 2020, by and among Eagle Bulk Ultraco LLC, as borrower, certain initial and additional guarantors, as guarantors, Eagle Bulk Shipping Inc., as parent and guarantor, the lenders thereto, the swap parties thereto and ABN AMRO Capital USA LLC, as facility agent and security trustee.

99.1	Press Release, issued by Eagle Bulk Shipping Inc., dated June 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: June 15, 2020	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer